Calculation of Filing Fee Tables
S-8
loanDepot, Inc.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Class A common stock, par value $0.001 per share	457(a)	5,874,020	$ 3.3275	$ 19,545,801.55	0.0001531	$ 2,992.46
Total Offering Amounts:						$ 19,545,801.55		$ 2,992.46
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 2,992.46
Offering Note
[1]	This Registration Statement on Form S-8 covers (i) 4,287,606 shares of Class A common stock, par value $0.001 per share, of the Registrant (the "Common Stock") authorized to be issued under the loanDepot, Inc. 2022 Inducement Plan (the "Plan") and 1,586,414 shares of Common Stock that may become available for issuance under the Plan as a result of outstanding awards that, in whole or in part, are terminated, expire or are otherwise cancelled and (ii) pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), such indeterminate number of additional shares of Common Stock as may become issuable to prevent dilution in the event of stock splits, stock dividends or similar transactions pursuant to the terms of the Plan. The proposed maximum offering price per unit has been estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and (h) of the Securities Act and is based on the average of the high and low sale prices of the Common Stock, as quoted on the New York Stock Exchange on September 9, 2025.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A